UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2020

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	The NASDAQ Stock Market, LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On March 16, 2020, Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), filed a Form 12b-25 providing for a 15 calendar day extension of its required filing of its Form 10-K for the year ended December 31, 2019 (the “Annual Report”) due to the unprecedented recent decline in oil prices and related geopolitical developments which have required the Company to review and assess the anticipated effects on its financial condition and liquidity and related disclosures.

The Company’s employees and professional advisors have been working diligently to file the Annual Report no later than the extended deadline of March 31, 2020 (the “Extended Deadline”). However, due to the outbreak and spread of COVID-19, the Company’s employees have been forced to work remotely, which has resulted in a delay in the preparation and completion of the Company’s financial statements for the fiscal year ended December 31, 2019, which are to be included in the Annual Report. COVID-19 has also caused disruptions in communications and interactions between the Company and its professional advisors, and between the Company and certain of its lenders, some of whom are reviewing covenant compliance and the Company’s requested waivers. All counties in the state of Texas have issued various orders limiting the Company's ability to conduct its normal business operations, including orders to “shelter-in-place”. The Company’s headquarters, officers, corporate, legal, and accounting personnel, as well as certain of the Company's professional advisors are located in various counties in Texas. The disruptions in staffing, communications, and access to personnel have resulted in delays, limited support, and insufficient review. This has, in turn, delayed the Company’s ability to complete its financial reporting process and prepare the Annual Report.

In Release 34-88318, issued March 4, 2020 (the “Release”), the Securities Exchange Commission acknowledged that some registrant companies would be impacted by “disruptions to transportation, and limited access to facilities, support staff and professional advisors as a result of [COVID-19]”, which ultimately could hamper registrant companies from meeting their filing deadlines. The Release provides relief to registrant companies from standard filing deadlines of up to 45 days. However, the relief provided by the Release was not available to the Company because it had already filed a Form 12b-25 before the ultimate difficulties resulting from COVID-19 had yet to be fully appreciated. Had the Company known then what it would experience due to the COVID-19 situation, it would have sought relief from the Securities Exchange Commission under the Release for a longer period of time in order to achieve a timely filing.

The Company expects to file its Annual Report after the Extended Deadline that was granted by the Form 12b-25, filed on March 16, 2020. The Company’s inability to timely file the Annual Report by the Extended Deadline cannot be eliminated by the Company without unreasonable effort or expense; nevertheless, the Company’s employees and professional advisors remain dedicated to working diligently to complete all required information to file the Annual Report as soon as reasonably possible.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris

Steven P. Harris

Vice President, Chief Financial Officer

Dated: March 31, 2020